SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:         June 1, 2005

(Date of earliest event reported)

CIPRICO INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-11336	41-1749708
(Commission File No.)	(IRS Employer Identification No.)

17400 Medina Road, Plymouth, MN 55447

(Address of Principal Executive Offices)(Zip Code)

(763) 551-4000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry Into a Material Definitive Agreement

See Item 5.02

Item 5.02               Appointment of Chief Financial Officer

Effective June 1, 2005, Ciprico Inc. (“Ciprico” or “the Company”) entered into an Employment Agreement and a Change of Control Agreement (the “Agreements”) with Monte S. Johnson to serve as Vice President — Finance and Chief Financial Officer of the Company for an initial term of two (2) years, renewable at the option of the Board of Directors for additional terms.

Under the terms of the Agreements, Mr. Johnson is entitled to a minimum monthly base salary of $11,500 per month for the first four (4) months and $12,333 per month for the remaining months of the initial term.  Mr. Johnson’s salary shall be paid in accordance with the Company’s normal payroll procedures and policies and be reviewed annually by the Board of Directors.  Mr. Johnson shall be eligible to participate in the Company’s short-term and long-term management bonuses programs as defined by management and approved by the Board.

In addition, the Company will pay MSJ & Associates, LLC, an affiliate of Mr. Johnson, $1,000 per month for the first four (4) months of the initial term and $1,250 per month for the remaining months of the initial term for strategic planning services.

Mr. Johnson shall be granted an option to purchase 25,000 shares of the Company’s common stock at an exercise price equal to 100% of the closing sale price for such common stock on the day of issuance under the Qualified Stock Option Plan.  The option will be vested at the rate of 25% per year and will expire five (5) years following the date of grant.

The Agreements also include a provision that in the event Mr. Johnson’s employment is terminated without good cause or he should voluntarily terminate such employment with good reason within a twelve-month period following a change of control of the Company, the Agreement provides for a lump sum severance payment equal to twelve (12) months of current base salary, or the remaining amount of Mr. Johnson’s then current compensation for the initial term, whichever is greater.

Mr. Johnson has served as Interim Chief Financial Officer of the Company since March 10, 2005.  Since 2001 Mr. Johnson has been President of MSJ & Associates, LLC, a business consulting company focused on finance, strategic planning and operational consulting for public and private companies.  From 1999 to 2001 Mr. Johnson was Senior Vice President, Chief Financial Officer and Chief Administrative Officer of Pro Staff Personnel Services.  From 1991 to 1999

Mr. Johnson served in various financial and management positions at General Electric Company and Honeywell Inc.  Prior to 1991 Mr. Johnson worked 11 years at Deloitte & Touche International.  Mr. Johnson is a CPA and MBA.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ciprico Inc.

	By	/s/ Monte S. Johnson
Date: June 6, 2005		Monte S. Johnson, Vice President Finance / Chief Financial Officer
(Principal Financial and Accounting Officer)